Exhibit 99.1

ONE STOP SYSTEMS, INC. ANNOUNCES $10 MILLION

REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET UNDER NASDAQ RULES

ESCONDIDO, Calif., March 1, 2021 (GLOBE NEWSWIRE) — One Stop Systems, Inc. (Nasdaq: OSS), a leader in specialized high-performance edge computing, announced today that it has entered into a definitive agreement with an institutional investor for the purchase and sale of 1,497,006 shares of common stock at a purchase price of $6.68 in a registered direct offering priced At-The-Market under Nasdaq rules. The closing of the offering is expected to occur on or about March 3, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as lead placement agent for the offering with The Benchmark Company, LLC as co-placement agent.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-231513) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative specialized high-performance computing modules and systems, including customized servers, compute accelerators, expansion systems, flash storage arrays and Ion Accelerator storage software. These products are used for deep learning, AI, defense, finance and entertainment applications, and empower scientists, engineers, creators and other professionals to push the boundaries of their industries.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe storage to build award-winning systems, including many industry firsts, for OEMs and government customers. The company enables AI on the Fly® by bringing AI datacenter performance to ‘the edge’ and on mobile platforms, and by addressing the entire AI workflow, from high speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: risks associated with the fitness of One Stop Systems products and applications in certain industries; risks associated with the performance of our products that are combined into a third party’s product, system, or application; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Trademarks in this press release are the property of their respective owners.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email contact